                                                                    EXHIBIT 10.3

                                    SUBLEASE


       THIS SUBLEASE ("Sublease"), dated May 25, 2001 for reference purposes only, is entered into by and between VIROLOGIC, INC., a Delaware corporation ("Sublandlord"), and RAVEN BIOTECHNOLOGIES, INC., a Delaware corporation ("Subtenant").

                                    RECITALS

       A. Sublandlord leases certain premises consisting of approximately 24,725 square feet in a building located at 270 East Grand Avenue, South San Francisco, California (the "Premises"), pursuant to that certain Lease dated August 27, 1997, between Britannia Pointe Grand Limited Partnership, a Delaware limited partnership, as landlord (the "Master Landlord"), and Sublandlord, as tenant (as amended or otherwise modified from time to time as permitted under the terms of this Sublease, the "Master Lease"), a copy of which is attached hereto as Exhibit A. The Premises are more particularly described in the Master Lease. Capitalized terms used but not defined herein have the same meanings as they have in the Master Lease.

       B. Sublandlord desires to sublease to Subtenant a portion of the Premises comprising approximately 12,000 square feet and depicted on Exhibit B attached hereto (the "Sublease Premises"), and Subtenant desires to sublease the Sublease Premises from Sublandlord on the terms and provisions hereof.

       NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Sublandlord and Subtenant covenant and agree as follows:

                                    AGREEMENT

       1. SUBLEASE PREMISES; SHARED USE.

              (a) On and subject to the terms and conditions below, Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the Sublease Premises. Sublandlord and Subtenant acknowledge and agree that upon the Commencement Date (defined below), Sublandlord shall deliver to Subtenant, and Subtenant shall take possession of, a portion of the Sublease Premises comprised of approximately 11,000 square feet and depicted on Exhibit B attached hereto (the "Phase I Space"). On or before September 1, 2001, Sublandlord shall deliver to Subtenant, and Subtenant shall take possession of, the balance of the Sublease Premises comprised of approximately 1,000 square feet (the "Phase II Space").

              (b) Throughout the Sublease term and at no additional cost to Subtenant, Sublandlord shall allow Subtenant to use all office furniture and cubicles located within the Sublease Premises and the Conference Room (defined below) and all equipment in the glass wash area and all laboratory casework and fume hoods located in the Sublease Premises, all of which is described on Exhibit C attached hereto (the "Personal Property"). Subtenant accepts the Personal Property in its "AS-IS" condition, and Subtenant acknowledges and agrees that Sublandlord has made no representation or warranty of any kind, express or implied, with respect to the design, operation or condition of the Personal Property or any part thereof, its fitness for a particular purpose or its availability throughout the term of the Sublease. Subtenant agrees, at is


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

sole cost and expense, to maintain the Personal Property in good condition and repair throughout the term of the Sublease, and Subtenant acknowledges and agrees that Sublandlord shall have no obligation to repair, replace or maintain the Personal Property during the Sublease term. Subtenant shall be solely responsible for any and all taxes owing on the Personal Property and shall timely pay any and all such taxes owing. Sublandlord shall retain ownership of the Personal Property throughout the term of the Sublease, and upon the expiration or earlier termination of the Sublease, the Personal Property shall be surrendered to Sublandlord in the condition that it was in on the Commencement Date, reasonable wear and tear, and damage due to casualty, excepted.

              (c) Subtenant shall have the exclusive right to use (i) the lobby conference room ("Room 102") from the Commencement Date until August 1, 2001, and (ii) conference room number 152 ("Room 152") from 1:00 p.m. until 11:59 p.m., Monday through Friday, during the entire term of this Sublease. Subtenant also shall have the nonexclusive right to use Room 102 from August 1, 2001 until the expiration or earlier termination of this Sublease, which shared use shall be subject to scheduling by an individual designated by Sublandlord in Sublandlord's sole discretion. Subject to Sublandlord's prior approval, which approval shall not be unreasonably withheld, Subtenant may furnish Room 152 with its own furniture. Subtenant acknowledges and agrees that Sublandlord shall have use of Room 152 from 12:00 a.m. until 12:59 p.m., Monday through Friday, and at all hours on the weekends.

       2. TERM. This Sublease shall commence (the "Commencement Date") on the later of: (1) June 1, 2001 and (ii) the date on which Sublandlord has (x) re-keyed the locks on the doors to room numbers 104, 109, 112 and 153 and (y) obtained the Master Landlord's consent to this Sublease in the form attached hereto. This Sublease shall expire on the last day of the nineteenth (19th) month following the Commencement Date, unless sooner terminated pursuant to any provision hereof.

       3. POSSESSION/EARLY ACCESS.

              (a) If for any reason Sublandlord cannot deliver possession of the Sublease Premises to Subtenant on the Commencement Date, Sublandlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Subtenant hereunder or extend the term hereof, provided that no Rent shall be due hereunder until possession of the Sublease Premises has been delivered to Subtenant in the condition required pursuant to Section 2 and Section 7 of this Sublease.

              (b) Subtenant shall have the right to enter the Subleases Premises prior to the Commencement Date for the sole purpose of installing cabling and equipment and the Improvements (as defined in Section 7(b), below). Such early entry shall be subject to all of the terms and conditions of this Sublease, except that Subtenant shall not be required to pay Rent on account thereof.

       4. RENT.

              (a) Commencing on the Commencement Date and continuing throughout the term of this Sublease, Subtenant shall pay monthly rent ("Rent") to Sublandlord in the following amounts:


                                       2.
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                     (i) Base Rent. Subtenant shall pay to Sublandlord monthly
base rent ("Base Rent") as follows:

                     Months 1-2:        $44,000.00           ($4.00/square foot)
                     Months 3-12:       $48,000.00           ($4.00/square foot)
                     Months 13-19:      $49,800.00           ($4.15/square foot)

Notwithstanding anything contained herein to the contrary, in no event shall Subtenant be obligated to pay to Sublandlord Base Rent on the Phase II Space until such space has been delivered by Sublandlord to Subtenant in accordance with this Sublease. Until possession of the Phase II Space is delivered to Subtenant, Subtenant shall continue to pay Base Rent on the Phase I Space at the rate of $4.00 per square foot for months 1-12 and at the rate of $4.15 per square foot for months 13-19.

                     (ii) Additional Rent. In addition to Base Rent, Subtenant also shall pay to Sublandlord, Subtenant's proportionate share of Operating Expenses (as defined in Section 5.2 of the Master Lease) and real property taxes and assessments (to the extent assessed separately from the balance of the Property) and all other costs payable by Sublandlord with respect to the Sublease Premises under the Master Lease, which costs accrue during the term of this Sublease ("Additional Rent"). Subtenant also shall pay to Sublandlord as Additional Rent any costs and expenses applicable to the Sublease Premises which are paid directly by Sublandlord under the Master Lease, including, but not limited to, utilities, personal property taxes and real property taxes, which costs accrue during the term of this Sublease. Sublandlord's good faith estimate of the amount of the monthly installments of Additional Rent for the Sublease Premises for the year 2001 is approximately $5000.

                     (iii) Payment of Rent. If the Commencement Date does not fall on the first day of a calendar month, Rent for the first month shall be prorated on a daily basis based upon a calendar month. Rent shall be payable to Sublandlord in lawful money of the United States, in advance, without prior notice, demand, or offset, at least five (5) business days prior to the first day of each calendar month during the term hereof. All Rent shall be paid to Sublandlord at the address specified for notices to Sublandlord in Section 13 below.

              (b) Subtenant recognizes that late payment of any Rent will result in administrative expenses to Sublandlord, the extent of which additional expenses are extremely difficult and economically impractical to ascertain. Subtenant therefore agrees that if any Rent is not paid within five (5) days of the date when due, the amount of such Rent shall be increased by a late charge to be paid to Sublandlord by Subtenant in an amount equal to seven percent (7%) of the amount of the delinquent Rent.

              (c) Upon execution of this Sublease, Subtenant shall deliver to Sublandlord the sum of Forty-Four Thousand and No/100 Dollars ($44,000.00), representing first month's Base Rent.

              (d) In the event of any casualty or condemnation affecting the Sublease Premises, Rent payable by Subtenant shall be abated hereunder, but only to the extent that Rent under the Master Lease is abated, and Subtenant waives any right to terminate this Sublease in


                                       3.
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connection with such casualty or condemnation except to the extent the Master
Lease is also terminated as to the Sublease Premises or any portion thereof.

              (e) Base Rent and Additional Rent may be referred to herein as "Rent."

       5. SECURITY DEPOSIT. Upon execution of this Sublease, Subtenant shall deliver to Sublandlord the sum of Ninety-Six Thousand and No/100 Dollars ($96,000.00) as a security deposit ("Security Deposit"). If Subtenant fails to pay Rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, and such failure continues beyond any applicable cure or grace period provided hereunder, Sublandlord may use or apply all or any portion of the Security Deposit for the payment of any Rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublandlord may become obligated by reason of Subtenant's default or breach, or for any loss or damage sustained by Sublandlord as a result of Subtenant's default or breach. If Sublandlord so uses any portion of the Security Deposit, Subtenant shall restore the Security Deposit to the full amount originally deposited within ten (10) days after receipt of Sublandlord's written demand therefor. Sublandlord shall not be required to keep the Security Deposit separate from its general accounts and shall have no obligation or liability for payment of interest on the Security Deposit. The Security Deposit, or so much thereof as had not theretofore been applied by Sublandlord, shall be returned to Subtenant within thirty (30) days of the expiration or earlier termination of this Sublease, provided Subtenant has vacated the Sublease Premises in accordance with the terms of this Sublease.

       In lieu of a cash Security Deposit, Subtenant may provide to Sublandlord an unconditional, irrevocable letter of credit ("Letter of Credit") in the amount set forth in this Section 5 in favor of Sublandlord and issued by a bank located in the Bay Area and reasonably acceptable to Sublandlord ("Issuer"). The Letter of Credit shall be in form reasonably acceptable to Sublandlord. The Letter of Credit shall provide that draws, including partial draws, at Sublandlord's election, will be honored upon the delivery to the Issuer of notice signed by Sublandlord, or its authorized agent, that an event of default has occurred under the Sublease. Any draw or partial draw of the Letter of Credit shall not constitute a waiver by Sublandlord of its right to enforce its other remedies hereunder, at law or in equity. If any portion of the Letter of Credit is drawn upon, Subtenant shall, within ten (10) days after delivery of written demand from Sublandlord, restore said Letter of Credit to its original amount. The Letter of Credit shall be for the term of one year and automatically shall be renewed each year for the term of sixty (60) days beyond the termination or earlier expiration of the Sublease. The Letter of Credit will automatically renew each year during the Sublease term unless the beneficiary under the Letter of Credit is given at least thirty (30) days prior notice of a non-renewal by the issuing bank, and Sublandlord shall be able to draw on the Letter of Credit in the event of such notice.

       6. ASSIGNMENT AND SUBLETTING. Subtenant may not assign, sublet, transfer, pledge, hypothecate or otherwise encumber the Sublease Premises, in whole or in part, or permit the use or occupancy of the Sublease Premises by anyone other than Subtenant, unless Subtenant has obtained the consent of Master Landlord in accordance with the terms of the Master Lease. If Subtenant desires to assign, sublet, transfer, pledge, hypothecate or otherwise encumber the Sublease Premises, in whole or in part, or permit the use or occupancy of the Sublease Premises by an unaffiliated third party, then, in addition to obtaining the Master Landlord's consent, Subtenant shall obtain the consent of the Sublandlord, which consent shall not be unreasonably


                                       4.

withheld. Regardless of Sublandlord's approval rights, Subtenant shall provide written notice to Sublandlord of its intent to sublet, assign or otherwise transfer the Sublease Premises. Regardless of Sublandlord's consent, no subletting or assignment shall release Subtenant of its obligations hereunder. Subtenant shall pay to Sublandlord seventy-five percent (75%) of any rent or other consideration payable to Subtenant pursuant to any sublease or assignment permitted by this paragraph which is in excess of the Rent payable to Sublandlord pursuant hereto, after first deducting therefrom (i) costs incurred by Subtenant for improvements made to the subleased premises in connection with such subletting or assignment and (ii) real estate commissions incurred by Subtenant in connection with such assignment or subletting.

       7. CONDITION OF SUBLEASE PREMISES/SUBTENANT'S IMPROVEMENTS.

              (a) Subtenant has used due diligence in inspecting the Sublease Premises and is satisfied with the condition of the Sublease Premises and the Personal Property, including the environmental condition thereof. Subtenant agrees to accept the Sublease Premises in "as-is" condition and with all faults without any representation or warranty of any kind or nature whatsoever (except as set forth below in this Section 7(a), or, except as expressly set forth in paragraph 2 above), without any obligation on the part of Sublandlord to modify, improve or otherwise prepare the Sublease Premises for Subtenant's occupancy. Subtenant shall bear no responsibility for hazardous or toxic substances existing in, on or about the Sublease Premises at the date of this Sublease. Notwithstanding the foregoing, Sublandlord represents and warrants to Subtenant that to the best of its knowledge (i) it has received no written notice from any applicable governmental authority that the Sublease Premises are in violation of applicable laws, including applicable environmental laws, and (ii) the plumbing, electrical and life safety systems, and the heating, ventilation and air conditioning systems are in working order. Sublandlord shall deliver the Sublease Premises to Subtenant in broom clean condition.

              (b) Subtenant, at its sole cost and expense and only with the prior written consent of the Master Landlord, may make the following improvements to the Sublease Premises (the "Improvements"), which improvements shall be constructed in accordance with the space plans, working drawings and plans and specifications prepared by WHL Architects Planners Inc., Project No. 01148 (Raven Biotechnologies, Inc. Tenant Improvements), described on cover sheet as "Issued for Permit, 05/04/01" and consisting of 20 pages in total (collectively, the "Plans"): (i) construct a vivarium facility; (ii) construct a demising wall and door to create a break room; and (iii) construct one additional office. Subtenant shall complete all Improvements in a good and workmanlike manner using new materials of quality grade and in compliance with all applicable laws and regulations and the Master Lease.

       8. USE. Subtenant may use the Sublease Premises only for the purposes allowed in the Master Lease and for no other purpose. Subtenant shall promptly comply with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term of this Sublease governing, affecting and regulating its particular use of the Sublease Premises. Subtenant shall not use or permit the use of the Sublease Premises in a manner that will create waste or a nuisance, unreasonably interfere with or disturb other tenants in the Building or violate the provisions of the Master Lease.

       9. PARKING. Subtenant shall have a proportionate share of such parking rights as Sublandlord may have in connection with the Sublease Premises pursuant to the Master Lease.


                                       5.

       10. INCORPORATION OF SUBLEASE.

              (a) All of the terms and provisions of the Master Lease, except as provided in subsection (c) below, are incorporated into and made a part of this Sublease and the rights and obligations of the parties under the Master Lease (as incorporated herein) are hereby imposed upon the parties hereto with respect to the Sublease Premises, Sublandlord being substituted for the "Landlord" in the Master Lease (as incorporated herein), and Subtenant being substituted for the "Tenant" in the Master Lease (as incorporated herein). It is further understood that where reference is made in the Master Lease (as incorporated herein) to the "Premises," the same shall mean the Sublease Premises as defined herein; where reference is made to the "Commencement Date," the same shall mean the Commencement Date as defined herein; and where reference is made to the "Lease," the same shall mean this Sublease.

              (b) Notwithstanding the foregoing, the term "Landlord" in the following sections of the Master Lease (as incorporated herein) shall mean Master Landlord, not Sublandlord: 1.2, 8.1, 8.2(a), 11.1, 13.1, 13.5, 17.11 and
17.14.

              (c) Notwithstanding the foregoing, the following paragraphs of the Master Lease are not incorporated herein: 1.1 (except the definitions of the Building and Property contained therein); Articles 2 and 3, 5.1(a), 5.1(b), 12.2, 13.2, 13.3, 16.1, the addresses set forth in Section 17.1, 17.15, 17.16,
17.19, and Exhibits A, B, C, E, F and G.

              (d) Subtenant hereby assumes and agrees to perform for Sublandlord's benefit, during the term of this Sublease, all of Sublandlord's obligations with respect to the Sublease Premises under the Master Lease which by their nature are applicable to the use and occupancy of the Sublease Premises, except as otherwise provided herein. Subtenant shall not commit or permit to be committed any act or omission which violates any term or condition of the Master Lease. This Sublease shall be subject and subordinate to all of the terms of the Master Lease.

       11. INSURANCE. Subtenant shall be responsible for compliance with the insurance provisions of the Master Lease. Such insurance shall insure the performance by Subtenant of its indemnification obligations hereunder and shall name Master Landlord, Britannia Pointe Grand LLC, Slough Pointe Grand Inc., Britannia Management Services, Inc. and Sublandlord as additional insureds. All insurance required under this Sublease shall contain an endorsement requiring thirty (30) days written notice from the insurance company to Master Landlord and Subtenant and Sublandlord before cancellation or change in the coverage, insureds or amount of any policy. Subtenant shall provide Sublandlord with certificates of insurance evidencing such coverage prior to the earlier of (i) Subtenant's early entry into the Sublease Premises pursuant to Section 3 above, or (ii) the Commencement Date. Notwithstanding anything to the contrary contained herein, Sublandlord shall maintain, at its sole cost and expense, property insurance covering the Personal Property.

       12. DEFAULT. In addition to defaults contained in the Master Lease, failure of Subtenant to make any payment of Rent which failure continues beyond the cure period provided in Section 14.1(b) of the Master Lease shall constitute an event of default hereunder.


                                       6.
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       13. NOTICES. The addresses specified in the Master Lease for receipt of notices to each of the parties are deleted and replaced with the following:

            TO SUBLANDLORD AT:              VIROLOGIC, INC.
                                            270 East Grand Avenue
                                            South San Francisco, CA  94080
                                            Attn:  Karen Wilson

            TO SUBTENANT (AFTER
            (COMMENCEMENT DATE) AT:         the Sublease Premises
                                            Attn:  Donald W. Perryman


            TO SUBTENANT (PRIOR TO
            (COMMENCEMENT DATE) AT:         305 Old County Road
                                            San Carlos, CA  94070
                                            Attn:  Donald W. Perryman

All notices hereunder shall be sent by (a) messenger or hand delivery; (b) reputable overnight air courier service; or (c) certified or registered U.S. Mail, postage prepaid, return receipt requested. Notice shall be deemed given on the earlier of the date delivered or refusal of a party to accept delivery thereof.

       14. SUBLANDLORD'S OBLIGATIONS.

              (a) To the extent that the provision of any services or the performance of any maintenance or any other act respecting the Sublease Premises or the building in which the Sublease Premises is located (the "Building") is the responsibility of Master Landlord (collectively "Master Landlord Obligations"), upon Subtenant's request, Sublandlord shall make reasonable efforts to cause Master Landlord to perform such Master Landlord Obligations, including, without limitation, a written demand of Master Landlord for such performance; provided, however, that in no event shall Sublandlord be liable to Subtenant for any liability, loss or damage whatsoever in the event that Master Landlord should fail to perform the same, nor shall Subtenant be entitled to withhold the payment of Rent or to terminate this Sublease. It is expressly understood that the services and repairs which are incorporated herein by reference, including but not limited to the maintenance of exterior walls, structural portions of the roof, foundations, walls and floors, will in fact be furnished by Master Landlord and not by Sublandlord, except to the extent otherwise provided in the Master Lease. In addition, Sublandlord shall not be liable for any maintenance, restoration (following casualty or condemnation) or repairs in or to the Building or Sublease Premises, other than its obligation hereunder to use reasonable efforts to cause Master Landlord to perform its obligations under the Master Lease. With respect to any maintenance or repair to be performed by Master Landlord respecting the Sublease Premises, the parties expressly agree that, as between Sublandlord and Subtenant, Subtenant shall have the right to contact Master Landlord directly to advise it of the problem. To the extent that Subtenant is entitled to and receives from Master Landlord an abatement of rent for the failure of Master Landlord to perform any Master Landlord Obligation, Subtenant shall receive a proportionate abatement of Rent under this Sublease.


                                       7.

              (b) Except as otherwise provided herein, Sublandlord shall have no other obligations to Subtenant with respect to the Sublease Premises or the performance of the Master Landlord Obligations.

       15. EARLY TERMINATION OF SUBLEASE. If, without the fault of Sublandlord, the Master Lease should terminate prior to the expiration of this Sublease, Sublandlord shall have no liability to Subtenant on account of such termination. To the extent that the Master Lease grants Sublandlord any discretionary right to terminate the Master Lease, whether due to casualty, condemnation, or otherwise, Sublandlord shall be entitled to exercise or not exercise such right in its complete and absolute discretion.

       16. CONSENT OF MASTER LANDLORD AND SUBLANDLORD. Except as set forth in paragraph 6 above, if Subtenant desires to take any action which requires the consent or approval of Sublandlord pursuant to the terms of this Sublease, prior to taking such action, including, without limitation, making any alterations, then, notwithstanding anything to the contrary herein, (a) Sublandlord shall have the same rights of approval or disapproval as Master Landlord has under the Master Lease, and (b) Subtenant shall not take any such action until it obtains the consent of Sublandlord and Master Landlord, as may be required under this Sublease or the Master Lease.

       17. INDEMNITY. Subtenant shall indemnify, defend, protect, and hold Sublandlord and Master Landlord harmless from and against all actions, claims, demands, costs, liabilities, losses, reasonable attorneys' fees, damages, penalties, and expenses (collectively "Claims") which may be brought or made against Sublandlord or Master Landlord or which Sublandlord or Master Landlord may pay or incur to the extent caused by (i) a breach of this Sublease by Subtenant, (ii) any violation of law by Subtenant or its employees, agents, contractors or invitees (collectively, "Agents") relating to the use or occupancy of the Sublease Premises, (iii) any act or omission by Subtenant or its Agents resulting in contamination of any part or all of the Sublease Premises or the Building by any hazardous or toxic substance or hazardous waste (as defined in the Master Lease), (iv) Subtenant's construction of the Improvements, or (v) the negligence or willful misconduct of Subtenant or its Agents. Sublandlord shall indemnify, defend, protect, and hold Subtenant harmless from and against Claims which may be brought or made against Subtenant or which Subtenant may pay or incur to the extent caused by (i) a breach of this Sublease by Sublandlord, (ii) any act or omission by Sublandlord or its Agents resulting in contamination of any part or all of the Sublease Premises by any hazardous or toxic substance or hazardous waste (as defined in the Master Lease), or (iii) the negligence or willful misconduct of Sublandlord or its Agents.

       18. BROKERS. Each party hereto represents and warrants that it has dealt with no brokers in connection with this Sublease and the transactions contemplated herein, except Mark Pearson of CRESA Partners ("Broker"). All Broker fees and commissions shall be paid by Sublandlord in accordance with the terms of a separate agreement between Sublandlord and Broker. Each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorneys' fees) arising from or relating to a breach of the foregoing representation and warranty.


                                       8.

       19. OPTION TO EXTEND TERM.

              (a) So long as Raven Biotechnologies, Inc. (or a Permitted Assignee) is the Subtenant hereunder and occupies the entirety of the Subleased Premises, and subject to the conditions set forth in this Section 19, Subtenant shall have two (2) options to extend the term of this Lease with respect to the entirety of the Sublease Premises, for a period of three (3) months each (each an "Extension Period"), from (x) in the case of the first option to extend, the expiration of the original Sublease term, and (y) in the case of the second option, from the expiration of the term of the first Extension Period, subject to the following conditions:

                     (i) Each option to extend shall be exercised, if at all, by written notice of exercise given to Sublandlord by Subtenant not less than ninety (90) days prior to the expiration of the original Sublease term or the first Extension Period, as applicable;

                     (ii) Anything herein to the contrary notwithstanding, if Subtenant is in default under any of the terms, covenants or conditions of this Sublease beyond any applicable cure or grace period, either at the time Subtenant exercises an extension option or on the commencement date of the applicable Extension Period, as applicable, Sublandlord shall have, in addition to all of Sublandlord's other rights and remedies provided in this Sublease, the right to terminate all options to extend upon notice to Subtenant.

              (b) In the event Subtenant exercises an option in a timely fashion, the Sublease shall be extended for the term of the Extension Period upon all of the terms and conditions of this Sublease, provided that the Base Rent for the Extension Period shall be the "Fair Market Rent" for the Sublease Premises, increased as set forth below. For purposes hereof, "Fair Market Rent" shall be determined by Sublandlord and agreed to by Subtenant. If the parties are unable to agree on Fair Market Rent within twenty (20) days of Subtenant's receipt of notice of Sublandlord's determination of Fair Market Rent (the "Rent Notice"), then Fair Market Rent shall be determined in accordance with subsection (c) below; provided, however, that in no event shall any adjustment of Base Rent pursuant to this paragraph result in a decrease of the Base Rent for the Sublease Premises below the amount due from Subtenant for the last month of the initial Sublease term or the first Extension Period, as applicable.

              (c) If Sublandlord and Subtenant are unable to agree on Fair Market Rent pursuant to subsection 19(b) above, then the parties shall submit the matter to arbitration. The arbitration shall be concluded within sixty (60) days after the date of Subtenant's receipt of the Rent Notice. To the extent that arbitration has not been completed prior to the expiration of the original Sublease term or the first Extension Period, as applicable, Subtenant shall pay Base Rent at the rate applicable during the last month of the original Sublease term or the first Extension Period, as applicable, with an adjustment to be made once Fair Market Rent is ultimately determined by arbitration. Within ten (10) days of the expiration of the 20-day period described in subsection 19(b) above, each party shall choose an Appraiser and shall send written notice to the other party specifying therein the identity of the Appraiser. For purposes hereof, "Appraiser" means a real estate broker or MAI designated appraiser, in either case with not less than five (5) years of full time commercial appraisal or brokerage experience in the sub-market area in which the Sublease Premises is located and with no prior business dealings with the party appointing such Appraiser. If either party fails to timely appoint an Appraiser, the sole Appraiser appointed shall determine the Base Rent to be charged during the applicable Extension Period, based on the


                                       9.

criteria described above. If two Appraisers are appointed, they shall immediately meet and attempt to agree upon such Base Rent. If they are unable to do so within fifteen (15) days after their first meeting, they shall jointly appoint a third Appraiser and the third Appraiser shall determine Fair Market Rent for the applicable Extension Period within ten (10) days of his/her appointment. If the two Appraisers are unable to agree upon such third Appraiser, either party may petition the Presiding Judge of the Superior Court of the City and County where the Sublease Premises are located to appoint such third Appraiser. The determination of Base Rent as provided herein shall be binding upon the parties hereto. Promptly upon such determination, the parties shall execute an amendment to this Sublease extending the term of the Sublease and specifying the Base Rent payable during the applicable Extension Period.

       20. SURRENDER OF SUBLEASE PREMISES. Upon the expiration or earlier termination of this Sublease, Subtenant shall surrender the Sublease Premises in the same condition as they were in on the Commencement Date, ordinary wear and tear excepted and the Improvements excepted, subject to all rights of Master Landlord under the Master Lease with respect to the Improvements.

       21. NO THIRD PARTY RIGHTS. The benefit of the provisions of this Sublease is expressly limited to Sublandlord and Subtenant and their respective permitted successors and assigns. Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions, except that the Master Landlord shall be a third party beneficiary with respect to any provisions specifically referring to Master Landlord.

       22. MASTER LANDLORD CONSENT. The terms, conditions, privileges and obligations set forth in this Sublease are expressly contingent on Master Landlord's written consent to this Sublease pursuant to the form of Consent attached hereto. If Master Landlord has not so granted its consent to this Sublease on or before May 25, 2001 or has issued its refusal to consent to the Sublease prior to May 25, 2001, this Sublease shall be deemed terminated as of the first to occur of the aforementioned events, in which event Sublandlord shall promptly return to Subtenant the Security Deposit and all prepaid Rents. Sublandlord shall use its reasonable efforts to obtain Master Landlord's consent to the Sublease and Subtenant shall cooperate reasonably with Sublandlord in its efforts to obtain such consent.

       23. SUBLANDLORD'S REPRESENTATIONS. Sublandlord represents and warrants as follows: (i) the documents attached hereto as Exhibit A constitute a full and complete copy of the Master Lease and to Sublandlord's knowledge, the Master Lease is in full force and effect; (ii) the Master Lease has not been amended or modified, orally or in writing; (iii) Sublandlord has possession of the Sublease Premises; and (iv) Sublandlord is not in default under any of the terms of the Master Lease, and to Sublandlord's knowledge, the Master Landlord is not in default under any of the terms of the Master Lease.

       24. SUBLANDLORD'S COVENANTS. During the term of this Sublease, Sublandlord shall comply with its obligations under the Master Lease (except to the extent such obligations are the responsibility of Subtenant pursuant to the terms of this Sublease) and shall not enter into any amendment to the Master Lease that will diminish Subtenant's rights or increase Subtenant's obligations under this Sublease. So long as Subtenant shall not be in default under any provision of this Sublease required to be performed by Subtenant, Sublandlord shall not disturb Subtenant


                                      10.

in its use and occupancy of the Sublease Premises and Subtenant shall have quiet enjoyment thereof.

       25. COUNTERPARTS. This Sublease may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.



       IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first written above.


SUBLANDLORD:  VIROLOGIC, INC.,          SUBTENANT:  RAVEN BIOTECHNOLOGIES,
a Delaware corporation                  INC., a Delaware corporation



By: /s/ William D. Young                By: /s/ Donald W. Perryman
   -------------------------------         -------------------------------------
Print Name: William D. Young            Print Name: Donald W. Perryman
           -----------------------                 -----------------------------
Its: Chief Exeutive Officer             Its: VP CBO
    ------------------------------          ------------------------------------


                                      11.

                           CONSENT OF MASTER LANDLORD


       Master Landlord hereby consents to the sublease of the Sublease Premises by Sublandlord to Subtenant pursuant to the terms of this Sublease. Master Landlord represents and warrants to Sublandlord that (i) Master Landlord knows of no claims or defenses or circumstances, which with the passage of time, would lead to claims or defenses by Master Landlord against Sublandlord as tenant under the Master Lease; (ii) this Sublease does not violate any provision of the Master Lease; (iii) no provision of this Sublease is in violation of the terms of the Master Lease; and (iv) all rent and other charges due under the Master Lease have been paid through and including May 31, 2001. The foregoing consent by Master Landlord is subject to the understandings that (a) nothing contained in the Sublease shall be construed to amend the Master Lease or to limit or impair in any way Master Landlord's rights and remedies thereunder, (b) Master Landlord is not hereby consenting to or agreeing to be bound by the provisions of Section 14 or Section 24 of the Sublease, and (c) such consent does not make Master Landlord a "party" to the Sublease for purposes of Section 18 or any other provision of the Sublease. Master Landlord also consents to the construction of the Improvements by Subtenant in accordance with the Plans pursuant to Section 7(b) of the Sublease, subject to compliance with all applicable provisions of the Master Lease relating to construction of alterations, additions and improvements in and to the Premises, provided that nothing in this consent shall be construed as a waiver of Master Landlord's right of approval under the Master Lease with respect to any changes in or additions or supplements to the Plans. Master Landlord hereby confirms that so long as the Improvements are constructed in accordance with the Plans as presented to and approved by Master Landlord (including any changes in or additions or supplements to such Plans that are hereafter approved by Master Landlord), Master Landlord will not require Sublandlord and Subtenant to remove any of the Improvements at the expiration of the term of the Master Lease nor require Sublandlord and Subtenant to repair and restore, at the expiration of the term of the Master Lease, any previously existing improvements that are modified or removed in connection with the Improvements.

MASTER LANDLORD:

BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership


By:  Britannia Pointe Grand, LLC,
     a California limited liability company,
     its general partner


     By: /s/ T.J. Bristow
        ------------------------------------
     Print Name: T.J. Bristow
                ----------------------------
     Its: Magager
         -----------------------------------
     Date: May 25, 2001
          ----------------------------------


                                      12.

                                    EXHIBIT A

                                  MASTER LEASE

                                [to be attached]


                                      13.

                                    EXHIBIT B

                         DEPICTION OF SUBLEASE PREMISES


                                      14.

                                    EXHIBIT C

                          SCHEDULE OF PERSONAL PROPERTY


    QTY      ITEM                                   V/N         S/N         SHARED
     1       3 DOOR TRUE BRAND REFRIGERATOR        O418      12118841

     1       LANCER WASHER                         OOO1      6E041472         X

     1       SCOTSMAN ICE MACHINE                  OOO3     926437-11A
     1       SANYO FREEZER                         O563      980100048

     1       SANYO FREEZER                         O564      961112060

     1       VWR 1680 DRIER                        OOO2       O300895         X

     1       KENMORE REFRIGERATOR                  O566        OO276

   1 SET     RACKING STORAGE SYSTEM                 NA          NA

     1       GLASSWASH CABINET                     O567         NA

  12 SETS    CUBICLE FURNITURE                      NA          NA


                                      15.